PRESS RELEASE

FOR:	STRATASYS, INC.

CONTACT:	Shane Glenn, Director of Investor Relations
(952) 294-3416, shane.glenn@stratasys.com

STRATASYS REPORTS RECORD QUARTERLY FINANCIAL RESULTS

Fortus System Revenue More than Doubles in Q3

- - - - -

MINNEAPOLIS, October 26, 2011 – Stratasys, Inc. (NASDAQ: SSYS) today announced third quarter financial results.

     The company reported record revenue of $39.7 million for the third quarter ended September 30, 2011, a 31% increase from the $30.3 million reported for the same period last year.

     System shipments totaled 600 units for the third quarter of 2011, compared to 631 units for the same period last year.

     The company reported net income of $5.9 million for third quarter, or $0.27 per share, compared to $3.2 million, or $0.15 per share, for the same period last year.

     Non-GAAP net income, which excludes certain discrete items and stock-based compensation expense, was $5.8 million for the third quarter, or $0.27 per share, representing a 69% increase over the non-GAAP net income of $3.4 million, or $0.16 per share, for the same period last year.

     Solidscape Inc., acquired by Stratasys in April, contributed $2.9 million to revenue and 61 systems, and was slightly accretive to net income during the third quarter of 2011.

     The company reported revenue of $111.6 million for the nine-month period ended September 30, 2011, compared to $83.3 million reported for the same period in 2010.

     The nine-month period in 2010 included a $5.0 million one-time non-cash charge against revenue. The charge against revenue was taken in the first quarter of 2010 and represents the fair value of a warrant issued to HP in connection with the distribution agreement signed in January 2010.

     System shipments totaled 1,902 units for the nine-month period in 2011, compared to 1,923 units for the same period last year.

     The company reported net income of $14.8 million for the nine-month period, or $0.68 per share, compared to net income of $5.1 million, or $0.24 per share, for the same period last year.

     Non-GAAP net income, which excludes the warrant charge, discrete items and stock-based compensation expense, was $15.3 million or $0.71 per share for the nine-month period of 2011, compared to non-GAAP net income of $8.9 million, or $0.42 per share, for the same period last year.

     Solidscape Inc. contributed $5.0 million in revenue and 106 systems, and had a slight negative impact to net income during the nine-month period of 2011.

     Appropriate reconciliations between GAAP and non-GAAP financial measures are provided in a table at the end of this press release. The table provides itemized detail of the non-GAAP financial measures.

     “The third quarter, which is typically a seasonally weak period for Stratasys, represented our second consecutive record quarterly performance,” said Scott Crump, chairman and chief executive officer of Stratasys. “Revenue and profitability reached the highest levels in our company’s history, driven by the sales of our higher-margin products. Notably, operating profit nearly doubled during the third quarter, and as percentage of sales, it reached the highest level in seven years.

     “Our higher-priced Fortus line continues to drive our growth and strong margin expansion, as Fortus system revenue more than doubled during the third quarter over last year. This growth was a result of strong sales across our entire Fortus line, which included the successful introduction of the Fortus 250mc. The highly affordable 250mc, which combines the higher functionality of a Fortus 3D production system with the ease-of-use of a Dimension 3D printer, filled a void in our Fortus product line. The new product represents the highest margin system in our portfolio, and was our best-selling system during the third quarter.

     “Consumables revenue continued to grow impressively during the third quarter, increasing by 26% over last year, and 19% when you exclude the effect of our recent acquisition of Solidscape. The Fortus line is driving a disproportionately higher amount of this growth given the product line’s rapidly growing installation base and relatively higher material consumption. Customers using their Fortus equipment for direct digital manufacturing applications, or DDM, remain a primary driver behind this growth. We expect this trend will continue within the Fortus line, which we believe bodes well for future consumable sales.

     “The unique capabilities of our Fortus line are having a positive impact on our RedEye paid parts business, which grew by 19% in the third quarter over last year. RedEye has recently added several large format Fortus 900mc 3D production systems. These systems can produce very large parts in seven durable thermoplastic materials. The systems were added to address the growing demand for large functional prototypes and DDM parts. The 900mc is uniquely positioned to address those types of applications.

     “Although we are generating record results, we continue to observe a significant untapped sales potential within the Dimension and uPrint 3D printer lines. We continue to manufacture an HP-branded 3D printer which HP distributes in all major Western European markets. However, our primary focus has turned to developing independent channel strategies that will augment our HP collaboration. We believe our new channel and product initiatives will accelerate the sales of our 3D printers in 2012, and allow us to better capitalize on this significant untapped market opportunity.

     “We enter the fourth quarter with positive momentum in our Fortus product and RedEye paid parts business. In addition, our consumable business continues to benefit from our growing installation base of Fortus systems, as well as the higher material consumption trends provided by DDM applications. In addition, we are excited about our recent acquisition of Solidscape, which was accretive in the third quarter, and has provided an additional technology platform that we will develop for new applications.

     “Finally, we are working hard on several new initiatives within 3D printing that we believe will position our products for stronger growth in the coming months. We look forward to completing a successful year and a strong start to 2012,” Crump concluded.

     Stratasys provided the following information regarding financial guidance for the fiscal year ending December 31, 2012:
  Revenue guidance of $175 million to $190 million.

  Earnings guidance of $1.02 to $1.13 per share.
     Earnings guidance includes the effect of the estimated expense related to employee stock options, which amounts to approximately $0.08 per share for the year.

     Stratasys plans to hold a conference call to discuss its third quarter financial results on Wednesday, October 26, 2011 at 8:30 a.m. (ET).

     The investor conference call will be available via live webcast on the Stratasys Web site at www.stratasys.com under the "Investors" tab; or directly at the following web address: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=61402&eventID=4206426.

     To participate by telephone, the domestic dial-in number is 800-215-2410 and the international dial-in is 617-597-5410. The access code is 22425002. Investors are advised to dial into the call at least ten minutes prior to the call to register.

     The webcast will be available for 90 days on the "Investors" page of the Stratasys Web site or by accessing the provided web address.

     Kelley Manufacturing Company case study: http://www.stratasys.com/Resources/Case-Studies/Aerospace-FDM-Technology-Case-Studies/Kelly-Manufacturing-Company.aspx.

(Financial tables follow)

Stratasys, Inc., Minneapolis, is a maker of additive manufacturing machines for prototyping and producing plastic parts. The company markets under the brands Dimension 3D Printers and Fortus Production 3D Printers. The company also operates RedEye On Demand, a digital manufacturing service for prototypes and production parts. In 2011 Stratasys acquired 3D printer maker, Solidscape, Inc. According to Wohlers Report 2011, Stratasys had a 41 percent unit market share in 2010, and has been the unit market leader for the ninth consecutive year. Stratasys patented and owns the Fused Deposition Modeling (FDM®) process. The process creates functional prototypes and manufactured goods directly from any 3D CAD program, using high-performance industrial thermoplastics. The company holds more than 285 granted or pending additive manufacturing patents globally. Stratasys products are used in the aerospace, defense, automotive, medical, business and industrial equipment, education, architecture, and consumer-product industries. Online at: www.Stratasys.com

This release is also available on the Stratasys Web site at www.Stratasys.com.

Forward Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning”, “intends”, “desires”, “assume” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our support removal systems; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. They also include statements about future financial and operating results of our company after the acquisition of Solidscape and anticipated benefits of the acquisition. Actual results may differ from those expressed or implied in our forward-looking statements. Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement. Such risk factors include our ability to successfully integrate and market Solidscape products, our ability to retain management and our ability to protect and defend intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our current report on Form 8-K filed in connection with the completion of our acquisition of Solidscape and in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

Financial Tables & Non-GAAP Discussion

The information discussed within this release includes financial results that are in accordance with accounting principles generally accepted in the United States (GAAP). In addition, certain non-GAAP financial measures have been provided that exclude certain charges, expenses and income. The non-GAAP measures should be read in conjunction with the corresponding GAAP measures and should be considered in addition to, and not as an alternative or substitute for, the measures prepared in accordance with GAAP. The non-GAAP financial measures are provided in an effort to provide information that investors may deem relevant to evaluate results from the company’s core business operations and to compare the company’s performance with prior periods. The non-GAAP financial measures primarily identify and exclude certain discrete items, such as the warrant charge, restructuring expenses, and expenses associated with stock-based compensation required under ASC 718. The company uses these non-GAAP financial measures for evaluating comparable financial performance against prior periods.

This release is also available on the Stratasys Web site at www.Stratasys.com.

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net sales
Products	$32,255,554	$23,966,937	$90,521,228	$69,526,507
Services	7,440,470	6,291,609	21,048,816	18,785,660
Fair value of warrant related to OEM agreement	-	-	-	(4,987,806)
	39,696,024	30,258,546	111,570,044	83,324,361

Cost of sales
Products	14,868,919	12,695,679	42,647,905	35,805,842
Services	3,273,159	2,853,879	9,382,333	8,627,451
	18,142,078	15,549,558	52,030,238	44,433,293

Gross profit	21,553,946	14,708,988	59,539,806	38,891,068

Operating expenses
Research and development	3,613,668	2,242,263	10,687,578	7,191,594
Selling, general and administrative	10,083,451	8,403,902	28,738,326	24,385,683
	13,697,119	10,646,165	39,425,904	31,577,277

Operating income	7,856,827	4,062,823	20,113,902	7,313,791

Other income (expense)
Interest income, net	276,089	217,651	698,469	596,541
Foreign currency transaction losses, net	(217,857)	227,623	(429,840)	(570,184)
Other, net	755,030	48,078	2,264,307	42,093
	813,262	493,352	2,532,936	68,450

Income before income taxes	8,670,089	4,556,175	22,646,838	7,382,241

Income tax expense	2,812,920	1,380,625	7,806,524	2,317,635

Net income	$5,857,169	$3,175,550	$14,840,314	$5,064,606

Earnings per common share
Basic	$0.28	$0.15	$0.70	$0.25
Diluted	$0.27	$0.15	$0.68	$0.24

Weighted average number of common
shares outstanding
Basic	21,165,401	20,586,695	21,107,474	20,519,189
Diluted	21,542,674	21,000,804	21,669,848	21,035,559

STRATASYS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS

Current assets
Cash and cash equivalents	$15,231,778	$27,554,411
Short-term investments - held to maturity	3,047,213	8,797,878
Accounts receivable, less allowance for doubtful
accounts of $1,154,709 at September 30, 2011
and $1,094,588 at December 31, 2010	23,766,474	20,051,451
Inventories	21,983,920	17,880,714
Net investment in sales-type leases, less allowance
for doubtful accounts of $245,332 at September 30,
2011 and $189,338 at December 31, 2010	2,911,027	3,096,911
Prepaid expenses and other current assets	4,660,515	3,384,394
Deferred income taxes	3,826,000	3,447,000
Total current assets	75,426,927	84,212,759

Property and equipment, net	37,828,246	29,872,945

Other assets
Goodwill	25,055,948	867,700
Other Intangible assets, net	25,930,787	5,538,014
Net investment in sales-type leases	4,274,110	3,067,446
Long-term investments - available for sale	-	1,185,250
Long-term investments - held to maturity	42,652,402	52,504,650
Other non-current assets	172,490	1,210,867
Total other assets	98,085,737	64,373,927

Total assets	$211,340,910	$178,459,631

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable and other current liabilities	$15,499,809	$14,408,628
Unearned revenues	12,266,830	11,561,521
Total current liabilities	27,766,639	25,970,149

Non-current liabilities
Deferred tax liabilities	7,519,500	207,000

Total liabilities	35,286,139	26,177,149

Commitments and contingencies

Stockholders' equity
Common stock, $.01 par value, authorized 30,000,000
shares; 26,857,801 and 26,509,518 issued as of
September 30, 2011 and December 31, 2010, respectively	268,578	265,095
Additional paid-in capital	116,544,175	107,781,990
Retained earnings	98,225,797	83,385,484
Accumulated other comprehensive loss	20,646	(145,662)
Treasury stock at cost, 5,687,631 shares as of
September 30, 2011 and December 31, 2010	(39,004,425)	(39,004,425)
Total stockholders' equity	176,054,771	152,282,482

Total liabilities and stockholders' equity	$211,340,910	$178,459,631

STRATASYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP TO GAAP RESULTS OF OPERATIONS

	Non-GAAP Adjustments for the Three Months Ended September 30, 2011							Non-GAAP Adjustments for the Three Months Ended September 30, 2010
	Consolidated			Consolidated				Consolidated		Consolidated
	(unaudited)	Stock-Based	Sale of Auction	(unaudited)				(unaudited)	Stock-Based	(unaudited)
	As Reported	Compensation (1)	Rate Security (2)	Non-GAAP				As Reported	Compensation (1)	Non-GAAP
Gross profit	21,553,946	-	-	21,553,946				14,708,988	-	14,708,988

Selling, general and administrative expenses	10,083,451	(440,829)	-	9,642,622				8,403,902	(310,544)	8,093,358

Total operating expenses	13,697,119	(440,829)	-	13,256,290				10,646,165	(310,544)	10,335,621

Operating income	7,856,827	440,829	-	8,297,656				4,062,823	310,544	4,373,367

Other income	813,262	-	(626,188)	187,074				493,352	-	493,352

Income before income taxes	8,670,089	440,829	(626,188)	8,484,730				4,556,175	310,544	4,866,719
Income tax expense	2,812,920	95,585	(232,253)	2,676,252				1,380,625	48,288	1,428,913

Net income	$5,857,169	$345,244	$(393,935)	$5,808,478				$3,175,550	$262,256	$3,437,806

Earnings per common share
Basic	$0.28	$0.02	$(0.02)	$0.27				$0.15	$0.01	$0.17
Diluted	$0.27	$0.02	$(0.02)	$0.27				$0.15	$0.01	$0.16

Weighted average number of common
shares outstanding
Basic	21,165,401			21,165,401				20,586,695		20,586,695
Diluted	21,542,674			21,542,674				21,000,804		21,000,804

	Non-GAAP Adjustments for the Nine Months Ended September 30, 2011							Non-GAAP Adjustments for the Nine Months Ended September 30, 2010
	Consolidated					Solidscape	Consolidated	Consolidated			Consolidated
	(unaudited)	Stock-Based	Sale of Auction	Sale of Equity	Solidscape	Inventory	(unaudited)	(unaudited)	Stock-Based	Fair Value	(unaudited)
	As Reported	Compensation (1)	Rate Security (2)	Investment (3)	Acquisition (4)	Revaluation (5)	Non-GAAP	As Reported	Compensation (1)	of Warrant (6)	Non-GAAP
Net sales	$111,570,044	$-	$-	$-	$-	$-	$111,570,044	$83,324,361	$-	$4,987,806	$88,312,167

Cost of sales	52,030,238	-	-	-	-	(561,094)	51,469,144	44,433,293	-	-	44,433,293

Gross profit	59,539,806	-	-	-	-	561,094	60,100,900	38,891,068	-	4,987,806	43,878,874

Selling, general and administrative expenses	28,738,326	(1,088,025)	-	-	(615,332)	-	27,034,969	24,385,683	(931,632)	-	23,454,051

Total operating expenses	39,425,904	(1,088,025)	-	-	(615,332)	-	37,722,547	31,577,277	(931,632)	-	30,645,645

Operating income	20,113,902	1,088,025	-	-	615,332	561,094	22,378,353	7,313,791	931,632	4,987,806	13,233,229

Other income	2,532,936	-	(626,188)	(1,204,408)	-	-	702,340	68,450	-	-	68,450

Income before income taxes	22,646,838	1,088,025	(626,188)	(1,204,408)	615,332	561,094	23,080,693	7,382,241	931,632	4,987,806	13,301,679

Income tax expense	7,806,524	383,481	(232,253)	(506,655)	128,812	208,110	7,788,019	2,317,635	257,408	1,796,510	4,371,553

Net income	$14,840,314	$704,544	$(393,935)	$(697,753)	$486,520	$352,984	$15,292,674	$5,064,606	$674,224	$3,191,296	$8,930,126

Earnings per common share
Basic	$0.70	$0.03	$(0.02)	$(0.03)	$0.02	$0.02	$0.72	$0.25	$0.03	$0.16	$0.44
Diluted	$0.68	$0.03	$(0.02)	$(0.03)	$0.02	$0.02	$0.71	$0.24	$0.03	$0.15	$0.42

Weighted average number of common
shares outstanding
Basic	21,107,474						21,107,474	20,519,189			20,519,189
Diluted	21,669,848						21,669,848	21,035,559			21,035,559

These adjustments reconcile the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that presentation of results adjusted for the non-GAAP items described below provides meaningful supplemental information to both management and investors.

(1) - Represents non-cash stock-based compensation expense.
(2) - Represents gain on sale of an auction rate security during the third quarter of 2011.
(3) - Represents gain on sale of an equity investment during the first quarter of 2011.
(4) - Represents expenses for the acquisition of Solidscape, Inc. during the second quarter of 2011.
(5) - Represents the revaluation of Solidscape, Inc. inventory at the time of acquisition.
(6) - Represents the fair value of a warrant issued during the first quarter of 2010 in connection with the Hewlett-Packard Company OEM agreement.

The Company considers these non-GAAP measures to be indicative of its core operating results and facilitates a comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes, however these measures should not be viewed as a substitute for the Company’s GAAP results.